EXHIBIT 21

SUBSIDIARIES OF THE COMPANY

Name of Subsidiary	Jurisdiction of Incorporation or Organization
DJBI, LLC	Delaware
Dow Jones Advertising (Shanghai) Co., Limited	Shanghai
Dow Jones & Company (Australia) Pty Limited	Australia
Dow Jones & Company (Schweiz) GmbH	Switzerland
Dow Jones & Company (Singapore) Pte Limited	Singapore
Dow Jones AER Company, Inc.	Delaware
Dow Jones BD Services, Inc.	Delaware
Dow Jones Broadcasting (Asia), Inc.	Delaware
Dow Jones Broadcasting (Europe), Inc.	Delaware
Dow Jones Canada, Inc.	Canada
Dow Jones Consulting (Shanghai) Limited	Shanghai
Dow Jones Distribution Malaysia	Malaysia
Dow Jones Hedge Fund Indexes, Inc.	Delaware
Dow Jones Information Publishing, Inc.	Delaware
Dow Jones Information Services International (HK) Ltd.	Hong Kong
Dow Jones International GmbH	Germany
Dow Jones News GmbH	Germany
Dow Jones International Ltd.	United Kingdom
Dow Jones International Advertising & Marketing Services, Inc.	Delaware
Dow Jones Italia Srl	Italy
Dow Jones Japan K.K.	Japan
Dow Jones, L.P.	Delaware
Dow Jones Nederland BV	Netherlands
Dow Jones Newsprint Company, Inc.	Delaware
Dow Jones Newswires Holdings, Inc.	Delaware
Dow Jones Printing Company (Asia), Inc.	Delaware
Dow Jones Publishing Company (Asia), Inc. (90% owned)	Delaware
Dow Jones Distribution Co. (Asia), Inc.	Delaware
Dow Jones Publishing Company (Europe), Inc.	Delaware
The Wall Street Journal Europe S.P.R.L. (90% owned)	Belgium
The Wall Street Journal Europe Holding, Inc.	Delaware
Dow Jones Ventures V, Inc.	Delaware
Dow Jones Ventures VI, Inc.	Delaware
Dow Jones Cash Management, Inc.	Delaware
Ottaway Newspapers, Inc.	Delaware
Ottaway Newspapers of Pennsylvania, L.P.	Delaware
Seacoast Newspapers, Inc.	New Hampshire
The Inquirer & Mirror, Inc.	Massachusetts
Ottaway Newspapers of Pennsylvania Management, Inc.	Delaware
Ottaway National Publishing, Inc.	Delaware
The Mail Tribune, Inc.	Delaware
Davill, Inc.	Washington
The Nickel of Medford, Inc.	Delaware
The Traverse City Record Eagle, Inc.	Delaware
The Santa Cruz Sentinel, Inc.	Delaware
Ottaway Newspapers of Delaware, SMLLC	Delaware
MarketWatch, Inc.	Delaware
National Delivery Service, Inc.	Delaware
ONI Stockton, Inc.	Delaware
Review Publishing Company Limited	Hong Kong
VentureOne Corporation	Delaware

All of the above subsidiaries are included in the consolidated financial statements.